Exhibit 99.1

Exactus Joins with Panacea Life Sciences to Create Premier CBD Wellness Platform

Leslie Buttorff, Founder of Panacea, To Lead Combined Companies as Chief Executive Officer

DELRAY BEACH, FL / July 1, 2021 / Exactus, Inc. (OTCQB:EXDI) (the “Company”) a leading supplier of hemp-derived ingredients (CBD/CBG), today announced the acquisition of Panacea Life Sciences, Inc. Panacea, which was founded by Leslie Buttorff, in 2017 as a woman-owned business, which attracted $20 million in initial investments which were followed up with a $14 million in investment from 22nd Century Group, Inc. (NYSE American: XXII) during 2019, a leading plant biotechnology company focused on technology to decrease nicotine in tobacco plants also uses its expertise for genetic engineering of hemp and cannabis plants to modify cannabinoid levels used in manufacturing CBD, CBG and CBN. 22nd Century exchanged its Panacea preferred stock for a 11.6% stake in Exactus. Exactus Executive Chairman and media executive Larry Wert, will also remain on the Exactus board of directors and resigned as Executive Chairman.

Panacea Life Sciences is a leader in production of legal, trace THC, hemp-derived cannabinoid products for consumers and pets that operates a 51,000 square foot cGMP certified facility in Golden, Colorado and PANA Botanical Farms in western Colorado, complete with fully integrated extraction, manufacturing, testing and fulfillment. Panacea produces soft gels, gummies, tinctures, sublingual tablets, cosmetics and other topicals for purchase online (www.panacealife.com) and in stores as well as in smart kiosk vending machines being rolled out nationally. Through 2021 Exactus produced and sold hemp and hemp-based products from its 200-acre farms in Cave Junction, Oregon well known as a leading region for the production of hemp. Panacea also founded the Cannabinoid Research Center at Colorado State University and supports medical studies designed to evaluate the effects of cannabinoids in human health and wellness.”

“Our focus on quality and traceability are the hallmarks of Panacea’s seed to sale strategy. From our state-of-the art CO2 extraction, chromatography equipment and product manufacturing lines, we can produce as much product as we need to meet our sales goals for the foreseeable future.” said Leslie Buttorff, founder of Panacea. “We first entered the CBD arena with a world-class SAP-based ERP system developed for the Cannabis industry by Quintel Management which tracks the full chain of custody for every product, as well as provides all back office and production planning capabilities. We believe this sets us apart from the majority of hemp farms and CBD companies” added Ms. Buttorff who is also President and Chief Executive of the SAP management consulting firm she founded. “Seeing the utter chaos that permeates the emerging cannabis and hemp industry, accurate supply-chain accounting and reporting is crucial to our success. Unlike other companies, we set out to set the industry standard for compliance and reporting, which has been rewarded with our successful partnership and investment in joint technology with 22nd Century.”

“Since the beginning of 2021, we have focused on restructuring and properly positioning the company to execute a strategic acquisition. We are thrilled to have met Leslie Buttorff and the Panacea team as they have developed a real gem of a CBD company.” said Larry Wert, Executive Chairman of Exactus. “Throughout this process, we have evaluated many companies, and Panacea has proven to be superior in all aspects. We are pleased to provide our loyal shareholders this opportunity to continue in the CBD arena. I would also like to thank Exactus’ founder and investor Harvey Kesner and Andrew Johnson, who provided invaluable insight and support throughout our difficult transition year and in connection with the Panacea transaction.” In connection with the closing, Mr. Johnson resigned as an officer of Exactus, but will continue on with Panacea to assist with investor relationships.

About Panacea Life Sciences, Inc. Panacea Life Sciences is a woman-owned and woman-led company, dedicated to developing and producing the highest-quality, most medically relevant, legal, hemp-derived cannabinoid products for consumers and pets. Beginning at PANA Organic Botanicals located at Needle Rock and throughout its 51,000 square foot, state-of-the-art, cGMP, extraction, manufacturing, testing and fulfillment center located in Golden, Colorado, Panacea operates in every segment of the CBD product value chain. From cultivation to finished goods, the Company ensures its products with stringent testing protocols employed at every stage of the supply chain. Panacea offers the purest natural remedies within product lines for every aspect of life: PANA Health™, PANA Beauty®, PANA Sport™, PANA Pet®, PANA Pure® and PANA Life™.

Transaction Summary:

Under the terms of the Agreement the Company issued 1,000,000 shares of Series C Convertible Preferred Stock, 1,000 shares of Series C-1 Convertible Preferred Stock and 1,000 shares of Series D Convertible Preferred Stock and 473,639,756 shares of Common Stock in exchange for one-hundred (100%) percent of the shares of capital stock of Panacea.  Following the closing the name of the Company will be  changed to Panacea Life Sciences Holdings, Inc. The Company has also authorized a 1:28 reverse stock split which is pending regulatory approval.

Paradox Capital Partners, LLC, Ft. Lauderdale, Florida, served as advisor for the transaction.

To learn more about Panacea and its products or our land-to-brand practices, please visit https://panacealife.com.

To learn more about Exactus, Inc., visit the website at  www.exactushemp.com.

Exactus:

About Exactus Inc. (OTCQB:EXDI) is a leading producer and supplier of hemp-derived ingredients and feminized hemp genetics. Exactus is committed to creating a positive impact on society and the environment promoting sustainable agricultural practices. Exactus specializes in hemp-derived ingredients (CBD/CBG/CBC/CBN) and feminized seeds that meet the highest standards of quality and traceability. Through research and development, the Company continues to stay ahead of market trends and regulations.  Exactus is at the forefront of product development for the beverage, food, pets, cosmetics, wellness, and pharmaceutical industries.

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Investor Notice:
Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks, uncertainties and forward-looking statements described under "Risk Factors" in Item 1A of our most recent Form 10-K for the fiscal year ended December 31, 2019 filed with the Securities and Exchange Commission (the "SEC") on May 22, 2020, and in other periodic and current reports we file with the SEC. If any of these risks were to occur, our business, financial condition, or results of operations would likely suffer. In that event, the value of our securities could decline, and you could lose part or all of your investment. The risks and uncertainties we describe are not the only ones facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. In addition, our past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results in the future. See "Safe Harbor" below.

Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding Panacea’s ability to meet its sales goals and Jim Mish joining its board of directors. The words "believe," "may," "estimate," "continue," "anticipate," "intend," "should," "plan," "could," "target," "potential," "is likely," "will," "expect" and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, and financial needs. Important factors that could cause actual results to differ from those in the forward-looking statements include changes in laws and regulations affecting hemp, Other risks are included in our filings with the SEC including our Form 10-K for the fiscal year ended December 31, 2020. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments, or otherwise, except as may be required by law.

Exactus Contact:

Andrew Johnson
Chief Strategy Officer
Exactus Inc.
509-999-9695
ir@exactusinc.com